UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2009

The Bank Holdings

(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, Nevada		89521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 775.853.8600

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 30, 2009, The Bank Holdings entered into an Agreement For Sale of Common Stock of Granite Exchange, Inc., a wholly owned subsidiary of The Bank Holdings, to Robert M. Awalt and Justin C. Swift.  All of the shares of Granite Exchange, Inc. were sold at an aggregate selling price of $425,000.  The sale was part of the settlement of litigation between these parties and others concerning the original purchase of Granite Exchange, Inc.  As part of the transaction, The Bank Holdings agreed not to solicit certain Granite customers, for the purposes of 1031 exchange transactions, for a period of six months.  Mr. Awalt and Mr. Swift were both former directors of Granite Exchange, Inc., but were not serving at the time of the transaction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Agreement for Sale of Common Stock of Granite Exchange, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings

July 7, 2009	By:	/s/ Jack Buchold

Name: Jack Buchold
Title: Chief Financial Officer